                                                                    Exhibit 21.1

                           REGISTRANT'S SUBSIDIARIES


Following is a list of the Registrant's subsidiaries and the state of incorporation or other jurisdiction.

                                                         STATE OF INCORPORATION OR
        NAME OF SUBSIDIARY                                  OTHER JURISDICTION
--------------------------------------       -------------------------------------------------
American Banking Company                         State of Georgia
Heritage Community Bank                          State of Georgia
Bank of Thomas County                            State of Georgia
Citizens Security Bank                           State of Georgia
Cairo Banking Company                            State of Georgia
Southland Bank                                   State of Alabama
Central Bank & Trust                             State of Georgia
First National Bank of South Georgia             The Office of the Comptroller of the Currency
Merchants & Farmers Bank                         State of Georgia

Each subsidiary conducts business under the name listed above.